Exhibit 8.2

October 21, 2020

Boards of Directors

Seneca Falls Savings Bank, MHC (the “Mutual Holding Company”)

Seneca-Cayuga Bancorp, Inc. (the “Mid-Tier Holding Company”)

Generations Bancorp NY, Inc. (the “Holding Company”)

Generations Bank (the “Bank”)

RE: New York State (NYS) Income and Franchise Tax Consequences of Conversion of Seneca Falls Savings Bank, MHC from a Federal Mutual Holding Company to a Maryland Stock Corporation

To the Members of the Boards of Directors:

Scope of Opinion

You have requested our opinion with regard to the material New York State (NYS) income and franchise tax consequences resulting directly from the conversion of The Seneca Falls Savings Bank, MHC, a federal mutual holding company (the “Mutual Holding Company”), from the mutual to the capital stock form of organization (the “Conversion”) pursuant to the Plan of Conversion and Reorganization of The Seneca Falls Savings Bank, MHC, dated August 31, 2020 (the “Plan”). Each capitalized term used herein, unless otherwise defined, has the meaning set forth in the Plan and/or the Federal Tax Opinion.

In rendering our opinion, we have relied upon the facts, information, assumptions and representations as contained in the Plan. We have also relied on the facts, assumptions and federal income tax conclusions set forth in the Federal Tax Opinion issued by Luse Gorman, PC on October 21, 2020. We have reasonably assumed these facts to be complete and accurate and have not independently audited or otherwise verified any of these facts or assumptions. You have represented to us that we have been provided with all of the facts necessary to render our opinion. If any of the facts, assumptions or federal income tax conclusions in the Federal Tax Opinion are inaccurate or incorrect, our opinion expressed herein may require modification.

We have not considered any non-income tax, or federal, local or foreign income tax consequences (other than the NYS General Business Corporation Franchise Tax).  We have also not considered NYS taxes other than those recited in this opinion or taxes that might be levied by other states, and, therefore, do not express any opinion regarding the treatment that would be given the transaction by the applicable authorities on any issues outside of the above-specified NYS taxes.  We also express no opinion on non-tax issues such as corporate law or securities law matters.  We express no opinion other than that as stated below, and neither this opinion nor any prior statements are intended to imply or to be an opinion on any other matters.

In connection with our opinion, we have examined originals or copies, certified or otherwise, and identified to our satisfaction the Plan and such other documents as we have deemed necessary or appropriate to enable us to render the opinion below.  In our examination, we have assumed the conformity to the originals of all documents submitted to us as copies.  We have also relied upon the assumptions that:

Boards of Directors

Seneca Falls Savings Bank, MHC (the “Mutual Holding Company”)

Seneca-Cayuga Bancorp, Inc. (the “Mid-Tier Holding Company”)

Generations Bancorp NY, Inc. (the “Holding Company”)

Generations Bank (the “Bank”)

October 21, 2020

(i)	all signatures are genuine, and all documents submitted to us, both originals and copies, are authentic,

(i)	each document examined by us has been or will be fully executed and delivered in substantially the same form, is or will be in full force and effect and has not been or will not be amended or modified in any respect,

(ii)	all parties to the documents at all times had and will have full corporate power, authority and capacity to enter into, execute and perform all obligations under those documents and to observe and perform the terms and conditions thereof, and

(iii)	the factual matters, statements, and recitations contained in the documents are accurate, true and complete.

You have represented to us that we have been provided all of the facts necessary to render our opinion.

Statement of Facts

Generations Bank (the “Bank”) was first established as Seneca Falls Savings Bank, a federally chartered mutual savings bank, and has served the banking needs of its customers since 1870. Since 2006 the Bank has operated in a two-tiered mutual holding company structure as a wholly owned subsidiary of Seneca-Cayuga Bancorp, Inc. (the “Mid-Tier Holding Company”), a federally chartered stock holding company. Seneca Falls Savings Bank, MHC (the “Mutual Holding Company”), a federally charted mutual holding company, owns 60.1% of the Mid-Tier Holding Company’s outstanding shares. The remaining 39.9% of the Mid-Tier Holding Company’s outstanding shares were owned by the public. In 2012, the Bank changed it’s name to Generations Bank.

The Mutual Holding Company is a mutual holding company with no capital stock or direct owners. Rather, the owners of the Mutual Holding Company are the depositors of the Bank, who are entitled upon complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors.

Proposed Transaction

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, the Holding Company and the Bank adopted the Plan providing for the conversion of the Mutual Holding Company from a federal-chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company, and will offer shares of Holding Company Common Stock to the Bank’s depositors and members of the general public in the Offering.

Pursuant to the Plan, the Conversion will be affected as follows, in such order as is necessary to consummate the Conversion:

(1)	The Holding Company will be organized as a first-tier stock subsidiary of the Mid-Tier Holding Company.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the surviving entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company common stock held by the Mutual Holding Company will be cancelled and the owners of the Mutual Holding Company (e.g., the depositors of the Bank) will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity, whereby the Bank will become the wholly owned subsidiary of the Holding Company. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the depositors of the Bank will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account to be maintained by the Holding Company and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

Boards of Directors

Seneca Falls Savings Bank, MHC (the “Mutual Holding Company”)

Seneca-Cayuga Bancorp, Inc. (the “Mid-Tier Holding Company”)

Generations Bancorp NY, Inc. (the “Holding Company”)

Generations Bank (the “Bank”)

October 21, 2020

(4)	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale the Subscription Shares in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional common stock of the Bank and in exchange for the Bank Liquidation Account.

Following the Conversion, a Liquidation Account also will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. The terms of the Liquidation Account and the Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are set forth in Section 19 of the Plan.

As part of the Conversion, all of the then-outstanding shares of Mid-Tier Holding Company common stock owned by Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio. The exchange ratio ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held in Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering, receipt of cash in lieu of fractional shares, and adjustment of the exchange ratio to reflect assets held by the Mutual Holding Company (other than shares of stock of the Mid-Tier Holding Company). As part of the Conversion, additional shares of Holding Company Common Stock will be sold on a priority basis to depositors of the Bank and to members of the public in the Offering.

As a result of the Conversion and Offering, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans, Supplemental Eligible Account Holders, and certain depositors of the Bank as of the Voting Record Date who qualify as Voting Members (“Other Members”). The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering, and if shares remain after the subscription and community offerings, shares may be offered, at the sole discretion of the Holding Company, to members of the general public in a Syndicated Community Offering.

Boards of Directors

Seneca Falls Savings Bank, MHC (the “Mutual Holding Company”)

Seneca-Cayuga Bancorp, Inc. (the “Mid-Tier Holding Company”)

Generations Bancorp NY, Inc. (the “Holding Company”)

Generations Bank (the “Bank”)

October 21, 2020

Effect of Misstatement of, or Changes in, Facts, Assumptions or Representations

A misstatement or omission of any fact or a change or amendment in any of the facts, assumptions or representations upon which we have relied may require a modification of all or a part of this opinion.

Opinion

You have provided us with a copy of the Federal Tax Opinion regarding the Plan in which Luse Gorman, PC has opined that the various proposed transactions to be undertaken as part of the Plan will be treated for federal income tax purposes as “reorganizations” within the meaning of §368(a)(1) of the Internal Revenue Code of 1986, as amended.

Our opinion regarding the NYS income and franchise tax consequences related to the Plan adopts and relies upon the facts, representations, assumptions, and conclusions as set forth in the Federal Tax Opinion. Our opinion assumes that the ultimate federal income tax consequences of the Plan will be those as described in the Federal Tax Opinion. Based upon that information, we render the following opinion with respect to the NYS income and franchise tax effects of the Plan:

(1)	It is more likely than not that the federal tax treatment of the Plan, including the MHC Merger and Mid-Tier Merger, will be respected in determining the computation of NYS taxable income (more specifically entitled “business income” for purposes of the NYS General Business Corporation Franchise Tax) of the Mutual Holding Company, Mid-Tier Holding Company, Holding Company, and Bank.
(2)	It is more likely than not that the federal tax treatment of the receipt of subscription rights and/or liquidation interests by Depositors under the Plan will be respected in determining the computation of NYS taxable income (or for corporations, more specifically entitled “business income”) of the Depositors who are otherwise required to file a NYS corporate or personal income tax return.

(3)	It is more likely than not that the federal tax treatment of the Plan will be respected in determining the computation of NYS taxable income (or for corporations, more specifically entitled “business income”) of the Mid-Tier Holding Company shareholders upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock.

(4)	It is more likely than not that the federal tax treatment of the Plan will be respected in determining the computation of NYS taxable income (or for corporations, more specifically entitled “business income”) of the Minority Stockholders who receive payment of cash in lieu of fractional shares upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock.

Limitations on Opinion

Our opinion is as of October 21, 2020 and we have no responsibility to update this opinion for events, transactions, circumstances or changes in any of the facts, assumptions or representations occurring after this date.  Our opinion is based solely upon our interpretation of the current New York Tax Law, New York Code, New York Department of Taxation administrative interpretations, and judicial interpretations as of the date of this letter, all of which are subject to change. If there is a change, including a change having retroactive effect, in the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations, New York Tax Law, New York Code, New York Department of Taxation administrative interpretations or

Boards of Directors

Seneca Falls Savings Bank, MHC (the “Mutual Holding Company”)

Seneca-Cayuga Bancorp, Inc. (the “Mid-Tier Holding Company”)

Generations Bancorp NY, Inc. (the “Holding Company”)

Generations Bank (the “Bank”)

October 21, 2020

in the prevailing judicial interpretations of the foregoing, the opinions expressed herein would necessarily have to be reevaluated in light of any such changes. We have no responsibility to update this opinion for any such changes occurring after the date of this letter.

Our opinion is not binding on the New York State Department of Taxation & Finance, and there can be no assurance that the New York State Department of Taxation & Finance will not take a position contrary to the conclusions reached in the opinion.  In the event of such disagreement, there can be no assurance that the New York State Department of Taxation & Finance would not prevail in a judicial proceeding.

The opinion expressed herein reflects our assessment of the probable outcome of litigation and other adversarial proceedings based solely on an analysis of the existing tax authorities relating to the issues.  It is important, however, to note that litigation and other adversarial proceedings are frequently decided on the basis of such matters as negotiation and pragmatism upon the outcome of such potential litigation or other adversarial proceedings.

The opinion expressed herein reflects what we regard to be the material NYS income and franchise tax consequences to the Mutual Holding Company, Mid-Tier Holding Company, Holding Company, Bank, and Depositors of the transaction as described herein; nevertheless, it is an opinion only and should not be taken as assurance of the ultimate tax treatment.

Should it finally be determined that the facts or the federal income tax consequences are not as outlined in the Federal Tax Opinion, the NYS income and franchise tax consequences and our New York tax opinion may differ from what is contained herein.  If any fact contained in this opinion letter or the Federal Tax Opinion changes to alter the federal tax treatment, it is imperative that we be notified in order to determine the effect on the NYS income and franchise tax consequences, if any.  We have no responsibility to update this opinion for events, transactions, circumstances, or changes in any of the facts, assumptions or representations occurring after the date of this letter.

Consent

We hereby consent to the filing of this opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Federal Reserve and to Generations Bancorp NY, Inc.’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Offering – Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

BONADIO & CO., LLP